Exhibit 99.2

TBD SAFETY, LLC AND SUBSIDIARIES AND AFFILIATES

CONDENSED BALANCE SHEETS

For the nine months ended September 30, 2020 and year ended December 31, 2019

	September 30, 2020	December 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$180,489	$26,418
Accounts receivable	20,458	116,670
Inventories	492,792	282,782
Prepaid inventory	618,751	877,764
Total current assets	1,312,490	1,303,634
Intangible assets, net	1,375,000	1,450,000
Total assets	$2,687,490	$2,753,634

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities:
Lines of credit	$-	$20,000
Notes payable, related parties	1,750,000	-
Accounts payable	-	8,271
Accrued expenses	197,292	-
Total current liabilities	1,947,292	28,271
Note payable, less current portion	62,500	-
Notes payable, related parties, less current portion	-	1,750,000
Total liabilities	2,009,792	1,778,271

Members’ equity:
Members’ equity	677,698	975,363
Total members’ equity	677,698	975,363
Total liabilities and members’ equity	$2,687,490	$2,753,634

The accompanying notes are an integral part of these financial statements.

TBD SAFETY, LLC

CONDENSED STATEMENTS OF OPERATIONS

For the Nine Months Ended September 30, 2020 and the Period from June 19, 2019 (date of inception) through September 30, 2019

	2020	2019

Revenues, net	$923,962	$297,685
Cost of goods sold	640,077	237,058
Gross profit	283,885	60,627
Operating expenses
Selling, general and administrative	384,321	381,551

Operating loss	(100,436)	(320,924)

Non-operating income (expense):
Interest expense, net	(197,229)	(59,785)
Total non-operating expense	(197,229)	(59,785)

Net loss	$(297,665)	$(380,709)

The accompanying notes are an integral part of these financial statements.

TBD SAFETY, LLC

CONDENSED STATEMENTS OF MEMBERS’ EQUITY

For the Nine Months Ended September 30, 2020

Members’ Equity

Balance, December 31, 2019	$975,363

Net loss	(297,665)

Balance, September 30, 2020	$677,698

The accompanying notes are an integral part of these financial statements.

TBD SAFETY, LLC

CONDENSED STATEMENTS OF CASH FLOWS

For the Nine Months Ended September 30, 2020 and the Period from June 19, 2019 (date of inception) through September 30, 2019

	2020	2019

Cash flows from operating activities:
Net loss	$(297,665)	$(380,709)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	75,000	25,000
Changes in assets and liabilities:
Accounts receivable	96,212	(43,657)
Inventories	(210,010)	(126,410)
Prepaid inventory	259,013	(1,217,312)
Accounts payable	(8,271)	17,770
Accrued expenses and other current liabilities	197,292	61,872
Net cash used in operating activities	111,571	(1,663,446)

Cash flows from investing activities:
Purchase of patents	-	(1,500,000)
Net cash provided by financing activities	-	(1,500,000)

Cash flows from financing activities:
Borrowings under notes payable	62,500	1,750,000
Contributions	-	1,800,060
Repayment under lines of credit	(20,000)	-
Net cash provided by financing activities	42,500	3,550,060

Net decrease in cash and cash equivalents	154,071	386,614

Cash and cash equivalents, beginning of the period	26,418	-

Cash and cash equivalents, end of the period	$180,489	$386,614

The accompanying notes are an integral part of these financial statements.

TBD SAFETY, LLC

NOTES TO CONDENSED FINANCIAL STATEMENTS

1. NATURE OF BUSINESS

As used herein, “TBD” and the “Company” refer to TBD Safety, LLC and/or its management. TBD Safety, LLC, a Delaware limited liability company, was formed on June 19, 2019. TBD generates revenues and related cash flows from the sale of emergency response devices which allows the consumer to have a direct connection to 911 at the push of a single button, the consumer is connected to the emergency services that they require with no monthly fees. The Company commenced operations on June 19, 2019.

TBD SAFETY, LLC

NOTES TO CONDENSED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation. The condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial statements. Accordingly, they do not contain all information and footnotes required by GAAP for annual financial statements. The condensed financial statements include the accounts of the Company. In the opinion of the Company’s management, the accompanying unaudited condensed financial statements contain all the adjustments necessary (consisting only of normal recurring accruals) to present the financial position of the Company as of September 30, 2020 and the results of operations, changes in members’ equity (deficit), and cash flows for the periods presented. The results of operations for the nine months ended September 30, 2020 and the period ended September 30, 2019 are not necessarily indicative of the operating results for the full fiscal year for any future period.

TBD SAFETY, LLC

NOTES TO CONDENSED FINANCIAL STATEMENTS

These condensed financial statements should be read in conjunction with the financial statements and related notes thereto included elsewhere in this Form 8-K/A.

Use of Estimates. The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates. TBD believes that, of the significant accounting policies described herein, the accounting policies associated with revenue recognition, the estimate of the allowance for bad debts, impairment of patent-related intangible assets, the determination of the economic useful life of the amortizable intangible assets, require its most difficult, subjective or complex judgments.

Fair Value Measurements. The Company measures the fair value of financial assets and liabilities based on the guidance of ASC 820 “Fair Value Measurements and Disclosures” (“ASC 820”) which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements.

ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 describes three levels of inputs that may be used to measure fair value:

Level 1 — quoted prices in active markets for identical assets or liabilities

Level 2 — quoted prices for similar assets and liabilities in active markets or inputs that are observable

Level 3 — inputs that are unobservable (for example, cash flow modeling inputs based on assumptions)

The carrying amounts of the Company’s financial instruments, such as cash, accounts receivable, accounts payable, accrued expenses and other current liabilities approximate fair values due to the short-term nature of these instruments. The carrying amount of the Company’s notes payable approximates fair value because the effective yields on these obligations, which include contractual interest rates, taken together with other features are comparable to rates of returns for instruments of similar credit risk.

Concentration of Credit Risks. Financial instruments that potentially subject TBD to concentrations of credit risk are cash equivalents and revenues. Cash and cash equivalents are invested in deposits with certain financial institutions and may, at times, exceed federally insured limits. TBD has not experienced any significant losses on its deposits of cash and cash equivalents.

For the nine months ended September 30, 2020 and 2019, the following customers represented more than 10% of total revenues and other operating revenues:

	2020	2019
Customer A	51%	79%
Customer B	37%	*	%

*	Customer did not represent greater than 10% of total revenues and other operating revenues.

Cash and Cash Equivalents. TBD considers all highly liquid, short-term investments with original maturities of three months or less when purchased to be cash equivalents. At September 30, 2020 and December 31, 2019, the Company did not have any cash equivalents.

Accounts Receivable. Trade receivables are recorded at unpaid principal balance when invoices are issued. Trade receivables are written off when they are determined to be uncollectible based on specific facts and circumstances on a customer-by-customer basis. The allowance for doubtful accounts is increased by charges to the income statement and decreased by charge offs Management’s periodic evaluation of the adequacy of the allowance for doubtful accounts is based on the Company’s historical losses, existing economic conditions, and the financial stability of its customers. It is possible that management’s estimate of allowance for doubtful accounts will change in the near term. Trade receivables are deemed past due based on contractual terms. Contractual terms are usually 30 days from the date of the invoice, but some customers are granted shorter or longer terms. Interest is not accrued on past due balances due to the timely nature of most collections. Since inception, the Company’s bad debts have not been material.

Inventories. Inventories are stated at the lower of cost or market and consist of finished goods held for sale. Cost is determined using the first-in, first-out (“FIFO”) cost method. The Company reduces the carrying value of inventories for those items that are potentially excess, obsolete, or slow moving based on changes in customer demand, technology developments, or other economic factors. At September 30, 2020 and December 31, 2019, the Company’s inventory consisted of principally finished goods.

TBD SAFETY, LLC

NOTES TO CONDENSED FINANCIAL STATEMENTS

Intangible assets. Intangible assets include the cost of patents or patent rights (hereinafter, collectively “patents”). Patent costs are amortized utilizing the straight-line method over their remaining economic useful lives, which has been determined to be 15 years. Costs incurred related to patents prior to issuance are included in prepaid patent expense until the time the patent is issued and amortization begins or until management determines it is no longer likely the patent will be issued and amounts are expensed. At September 30, 2020 and December 31, 2019, the Company did not have any prepaid patent expense.

Impairment of Long-lived Assets. TBD reviews long-lived assets and intangible assets for potential impairment annually and when events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. In the event the expected undiscounted future cash flows resulting from the use of the asset is less than the carrying amount of the asset, an impairment loss is recorded equal to the excess of the asset’s carrying value over its fair value. If an asset is determined to be impaired, the loss is measured based on quoted market prices in active markets, if available. If quoted market prices are not available, the estimate of fair value is based on various valuation techniques, including a discounted value of estimated future cash flows. In the event that management decides to no longer allocate resources to a patent portfolio, an impairment loss equal to the remaining carrying value of the asset is recorded.

Income Taxes. W account for income taxes under the provisions of the Financial Accounting Standards Board (“FASB”) ASC Topic 740 “Income Taxes” (“ASC Topic 740”). TBD was formed as a limited liability company under the laws of the State of Delaware. As such, net income or loss is not subject to federal or state corporate income taxes, but rather is included in taxable income or loss of the individual members. Accordingly, no provision for income taxes has been included in the accompanying financial statements. In addition, management has evaluated and concluded that there were no material uncertain tax positions requiring recognition in our financial statements as of December 31, 2019. We do not expect any significant changes in unrecognized tax benefits within twelve months of the reporting date. Our policy is to classify assessments, if any, for tax related interest as interest expense and penalties as general and administrative expenses in the statements of operations. The Company may make distributions to its members for the payment of federal and state income taxes arising at the member level as a result of the Company’s tax status.

Revenue Recognition. Revenue is recognized when (i) persuasive evidence of an arrangement exists, (ii) all obligations have been substantially performed pursuant to the terms of the arrangement, (iii) amounts are fixed or determinable, and (iv) the collectability of amounts is reasonably assured.

Revenue is recognized when performance obligations under the terms of the contracts are satisfied. Our performance obligation primarily consists of delivering products to our customers. Control is transferred upon providing the products to retail customers, upon shipment of our products to the consumers from our ecommerce sites, and upon shipment from our distribution centers to our retail customers. Once control is transferred to the customer, we have completed our performance obligation.

Our receivables resulting from customers are generally collected within three months, in accordance with our established credit terms. Our direct-to-consumer ecommerce and retail store receivables are collected within a few days. Our revenue, including freight income, is recognized net of applicable taxes in the Statements of Operations.

In certain areas of our retail business, we offer discounts and allowances to support our customers. Some of these arrangements are written agreements, while others may be implied by customary practices in the industry. Wholesale sales are recorded net of discounts, allowances, and operational chargebacks. As certain allowances and other deductions are not finalized until the end of a season, program or other event which may not have occurred, we estimate such discounts, allowances, and returns that we expect to provide.

We only recognize revenue to the extent that it is probable that we will not recognize a significant reversal of revenue when the uncertainties related to the variability are ultimately resolved. In determining our estimates for discounts, allowances, chargebacks, and returns, we consider historical and current trends, agreements with our customers and retailer performance. We record these discounts, returns and allowances as a reduction to net sales in the Statements of Operations.

We record shipping and handling charges incurred by us before and after the customer obtains control as a fulfillment cost rather than an additional promised service. Our customers’ terms are less than one year from the transfer of goods, and we do not adjust receivable amounts for the impact of the time value of money. We do not capitalize costs of obtaining a contract which we expect to recover, such as commissions, as the amortization period of the asset recognized would be one year or less.

TBD SAFETY, LLC

NOTES TO CONDENSED FINANCIAL STATEMENTS

Amounts related to revenue arrangements that do not meet the revenue recognition criteria described above are deferred until the revenue recognition criteria are met.

Segment Reporting. TBD uses the management approach, which designates the internal organization that is used by management for making operating decisions and assessing performance as the basis of TBD’s reportable segments. TBD’s emergency response product business constitutes its single reportable segment.

Advertising. Advertising costs are expensed as incurred. For the periods presented, we had no advertising costs.

TBD SAFETY, LLC

NOTES TO CONDENSED FINANCIAL STATEMENTS

3. DEBT

On June 21, 2019, the Company entered into secured line of credit agreements and promissory notes with three of its members. The agreements are secured by inventory owned by the Company. The lines of credit have a 15.00% interest rate per annum and mature twelve months from the advance date. The notes were informally extended until June 21, 2020.

On May 4, 2020, the Company entered into a loan agreement (“PPP Loan”) with First Home Bank under the Paycheck Protection Program (the “PPP”), which is part of the recently enacted Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”) administered by the United States Small Business Administration (“SBA”). The Company received proceeds of $62,500 from the PPP Loan. In accordance with the requirements of the PPP, the Company intends to use proceeds from the PPP Loan primarily for payroll costs, subject to thresholds, rent and utilities. The PPP Loan has a 1.00% interest rate per annum and matures on April 15, 2022 and is subject to the terms and conditions applicable to loans administered by the SBA under the PPP. Under the terms of the PPP, certain amounts of the PPP Loan may be forgiven if they are used for qualifying expenses as described in the CARES Act. The PPP Loan is included in notes payable on the consolidated balance sheet.

Related party principal and related party accrued interest under the note payable were as follows as of September 30, 2020 and December 31, 2019:

	2020	2019

Line of credit – Mercury Funding, related party, 15%	$58,333	$58,333
Line of credit – TCBM Holdings, related party, 15%	116,667	116,667
Line of credit – Ventus Capital, related party, 15%	1,575,000	1,575,000
Notes payable – PPP Loan, 1%	62,500	-
	1,812,500	1,750,000
Less: current portion	1,750,000	-
Long-term portion	$62,500	$1,750,000

Bank revolving credit and related accrued interest under the note payable were as follows as of September 30, 2020 and 2019:

	2020	2019

Line of credit – Wells Fargo	$-	$20,000
	-	20,000
Less: current portion	-	20,000
Long-term portion	$-	$-

The line of credit with Wells Fargo Bank has an available credit limit of $50,000 of which $20,000 was drawn. The line of credit was closed on September 3, 2020. Interest expense was $197,989 and $61,875 of which $196,875 and $61,875 was related party interest expense for the nine months ended September 30, 2020 and June 19, 2019 (inception) to September 30, 2019, respectively.

TBD SAFETY, LLC

NOTES TO CONDENSED FINANCIAL STATEMENTS

4. MEMBERS’ EQUITY

Net profit and losses are allocated based on terms set forth and defined in the Company’s operating agreement. Distributions, if approved by the Board of Managers, are first made pro rata based on member’s respective Capital Account balance, as defined in the Company’s operating agreement. Once Capital Account balances are reduced to zero, distributions, thereafter, are made pro rata based on member’s respective units owned.

TBD SAFETY, LLC

NOTES TO CONDENSED FINANCIAL STATEMENTS

5. COMMITMENTS AND CONTINGENCIES

Operating Leases. TBD does not have any lease agreements. There was no rent expense for the nine months ended September 30, 2020 and the period ended September 30, 2019, respectively.

TBD SAFETY, LLC

NOTES TO CONDENSED FINANCIAL STATEMENTS

6. SUBSEQUENT EVENTS

On September 29, 2020, Vinco Ventures, Inc. (as “Purchaser”) entered into a Purchase and Sale Agreement (the “Agreement”) with Graphene Holdings, LLC, Mercury FundingCo, LLC, Ventus Capital, LLC and Jetco Holdings, LLC (together the “Sellers”) to acquire all outstanding Membership Units (the “Units”) of TBD Safety, LLC (“TBD”). Collectively, the Sellers own all outstanding Units of TBD. Under the terms of the Agreement, the Purchaser is to issue a total of Two Million Two Hundred Ten Thousand Three Hundred Eighty-Two (2,210,382) shares of its common stock and a total of Seven Hundred Sixty-Four Thousand Six Hundred Eighteen (764,618) shares of a newly designated Preferred Stock (the “Preferred”). In addition, the Purchaser and Sellers shall enter into a Registration Rights Agreement (the “Registration Rights Agreement”) in favor of the Sellers obligating the Purchaser to register such Common Stock and shares of Common Stock to be issued upon conversion of the Preferred within 120 days after the Closing. The Sellers shall have an Earn Out Consideration – At such time as the Assets purchased in the Agreement achieve cumulative revenue of $10,000,000, the Sellers shall earn a total of One Hundred Twenty-Five Thousand (125,000) shares of Common Stock. The closing of the transaction occurred on October 16, 2020.